Exhibit 99.1

Astrotech Announces Exciting New Technology Application and Introduces New Subsidiary

Astrotech Corporation Announces Chemical Process Control System

AUSTIN, Texas, December 12, 2023 – (GLOBE NEWSWIRE) - Astrotech Corporation (NASDAQ:ASTC) ("Astrotech" or the "Company") announces formation of a wholly owned subsidiary Pro-Control, Inc. (“Pro-Control”) and has entered into an exclusive license to use the ATi Mass Spectrometer Technology for chemical manufacturing process control applications. Pro-Control is announcing the introduction of its proprietary Pro-Control Maximum Value ProcessTM (“Pro-Control MVPTM”) and the Pro-Control-1000TM mass spectrometer designed to test, measure and increase potency, purity and weight yields in the chemical manufacturing processes, delivering value to our customers by facilitating improved yields, which we believe will lead to an overall increase in profitability.

Pro-Control MVPTM uses advanced mass spectrometer instrumentation to monitor and control the fractional distillation of bulk chemicals using real-time in-process samples. Pro-Control MVPTM provides the vital spectral qualitative and quantitative data needed to control the distillation parameters (temps, flow, speed, pressure) while significantly improving efficiency. The Pro-Control MVPTM rapid test can take up to 20 tests per hour providing ideal testing conditions to greatly increase efficiency.

Addressable Chemical Manufacturing Markets:

●	Solvents / Diluents	●	Aromatic Compounds
●	Preservatives	●	Polymer Precursors & Components
●	Flavoring Agents	●	Epoxy Resins
●	Emulsifiers	●	Additives
●	Food Products	●	Modifiers
●	Lubricants	●	Pharmaceuticals
●	Oils	●	Nutraceuticals
●	Essential Oils	●	Pharmaceutical Intermediaries
●	Terpenes	●	Other vacuum distillation products

“We are very excited to be introducing the Pro-Control Maximum Value ProcessingTM method that has been diligently designed to improve many types of chemical distillation. Our ideal customer is the high-volume distiller that can implement Pro-Control MVPTM and start realizing increased profits. We believe that the Pro-Control MVP has the ability to routinely improve yields by over 30% and are looking forward to introducing Pro-Control to the very large and valuable worldwide chemical manufacturing and tolling markets,” said Tom Pickens, CEO/CTO.

About Pro-Control, Inc.

Pro-Control, Inc. has developed the world’s first ruggedized mass spectrometer that has been designed to work within a chemical factory analyzing real-time samples while achieving optimized yields, quality and profits.

About Astrotech

Astrotech is an innovative science and technology company that invents, acquires, and commercializes technological innovations while building scalable companies to maximizing shareholder value. For more information, please visit www.astrotechcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the adverse impact of inflationary pressures, including significant increases in fuel costs, global economic conditions and events related to these conditions, including the ongoing wars in Ukraine and the middle east and the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. While we do not intend to directly harvest, manufacture, distribute or sell cannabis or cannabis products, we may be detrimentally affected by a change in enforcement by federal or state governments and we may be subject to additional risks in connection with the evolving regulatory area and associated uncertainties. Any such effects may give rise to risks and uncertainties that are currently unknown or amplify others mentioned herein. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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